                                                                  EXHIBIT (a)(7)

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

     AMERICAN  AMERICAN  CENTURY  QUANTITATIVE  EQUITY  FUNDS,  INC., a Maryland
corporation  whose principal  Maryland office is located in Baltimore,  Maryland
(the "Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

     1. This Certificate of Correction is filed to correct a typographical error in the Corporation's Articles Supplementary.

     2. Said Articles  Supplementary were filed by the Corporation on August 28,
2006.

     3. Article  EIGHTH and Article  NINTH  requiring  correction  as previously filed are as follows:

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the ten (10) Series of stock of the Corporation as follows:

SERIES                            NUMBER OF SHARES         AGGREGATE PAR VALUE
------                            ----------------         -------------------
Global Gold Fund                     260,000,000              $ 2,600,000
Income & Growth Fund                 680,000,000              $ 6,800,000
Equity Growth Fund                   470,000,000              $ 4,700,000
Utilities Fund                       110,000,000              $ 1,100,000
Disciplined Growth Fund              130,000,000              $ 1,300,000
Long-Short Equity Fund               250,000,000              $ 2,500,000
Small Company Fund                   810,000,000              $ 8,100,000
NT Equity Growth Fund                 50,000,000               $  500,000
NT Small Company Fund                500,000,000               $  500,000
International Core Fund              190,000,000              $ 1,900,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the Classes of shares of the ten (10) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                 NUMBER OF
                                                  SHARES             AGGREGATE
SERIES NAME                CLASS NAME          AS ALLOCATED          PAR VALUE
-----------                ----------          ------------          ---------
Global Gold Fund           Investor            250,000,000          $2,500,000
                           Advisor              10,000,000             100,000
Income & Growth Fund       Investor            400,000,000          $4,000,000
                           Institutional        60,000,000             600,000
                           Advisor             200,000,000           2,000,000
                           C                    10,000,000             100,000
                           R                    10,000,000             100,000
Equity Growth Fund         Investor            300,000,000          $3,000,000
                           Institutional       100,000,000           1,000,000
                           Advisor              50,000,000             500,000
                           C                    10,000,000             100,000
                           R                    10,000,000             100,000
Utilities Fund             Investor            100,000,000          $1,000,000
                           Advisor              10,000,000             100,000
Disciplined Growth Fund    Investor            100,000,000          $1,000,000
                           Institutional        10,000,000             100,000
                           Advisor              10,000,000             100,000
                           R                    10,000,000             100,000
Long-Short Equity Fund     Investor            100,000,000          $1,000,000
                           Institutional        50,000,000             500,000
                           Advisor              60,000,000             600,000
                           R                    10,000,000             100,000
                           A                    10,000,000             100,000
                           B                    10,000,000             100,000
                           C                    10,000,000             100,000
Small Company Fund         Investor            400,000,000          $4,000,000
                           Institutional       200,000,000           2,000,000
                           Advisor             200,000,000           2,000,000
                           R                    10,000,000             100,000
NT Equity Growth Fund      Institutional        50,000,000            $500,000
NT Small Company Fund      Institutional        50,000,000            $500,000
International Core Fund    Investor            100,000,000          $1,000,000
                           Institutional        50,000,000             500,000
                           A                    10,000,000             100,000
                           B                    10,000,000             100,000
                           C                    10,000,000             100,000
                           R                    10,000,000             100,000

     4. The above  Article  EIGHTH  and  Article  NINTH are  hereby  amended  by deleting the text thereof in their  entirety and  inserting in lieu therefor the following:

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the ten (10) Series of stock of the Corporation as follows:

 SERIES                             NUMBER OF SHARES        AGGREGATE PAR VALUE
 ------                             ----------------        -------------------
 Global Gold Fund                        260,000,000             $ 2,600,000
 Income & Growth Fund                    680,000,000             $ 6,800,000
 Equity Growth Fund                      470,000,000             $ 4,700,000
 Utilities Fund                          110,000,000             $ 1,100,000
 Disciplined Growth Fund                 130,000,000             $ 1,300,000
 Long-Short Equity Fund                  250,000,000             $ 2,500,000
 Small Company Fund                      810,000,000             $ 8,100,000
 NT Equity Growth Fund                    50,000,000              $  500,000
 NT Small Company Fund                   500,000,000              $  500,000
 International Core Equity Fund          190,000,000             $ 1,900,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the Classes of shares of the ten (10) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                    NUMBER OF
                                                     SHARES            AGGREGATE
SERIES NAME                      CLASS NAME       AS ALLOCATED         PAR VALUE
-----------                      ----------       ------------         ---------
Global Gold Fund                 Investor          250,000,000        $2,500,000
                                 Advisor            10,000,000           100,000
Income & Growth Fund             Investor          400,000,000        $4,000,000
                                 Institutional      60,000,000           600,000
                                 Advisor           200,000,000         2,000,000
                                 C                  10,000,000           100,000
                                 R                  10,000,000           100,000
Equity Growth Fund               Investor          300,000,000        $3,000,000
                                 Institutional     100,000,000         1,000,000
                                 Advisor            50,000,000           500,000
                                 C                  10,000,000           100,000
                                 R                  10,000,000           100,000
Utilities Fund                   Investor          100,000,000        $1,000,000
                                 Advisor            10,000,000           100,000

                                                    NUMBER OF
                                                     SHARES            AGGREGATE
SERIES NAME                      CLASS NAME       AS ALLOCATED         PAR VALUE
-----------                      ----------       ------------         ---------

Disciplined Growth Fund          Investor          100,000,000        $1,000,000
                                 Institutional      10,000,000           100,000
                                 Advisor            10,000,000           100,000
                                 R                  10,000,000           100,000
Long-Short Equity Fund           Investor          100,000,000        $1,000,000
                                 Institutional      50,000,000           500,000
                                 Advisor            60,000,000           600,000
                                 R                  10,000,000           100,000
                                 A                  10,000,000           100,000
                                 B                  10,000,000           100,000
                                 C                  10,000,000           100,000
Small Company Fund               Investor          400,000,000        $4,000,000
                                 Institutional     200,000,000         2,000,000
                                 Advisor           200,000,000         2,000,000
                                 R                  10,000,000           100,000
NT Equity Growth Fund            Institutional      50,000,000          $500,000
NT Small Company Fund            Institutional      50,000,000          $500,000
International Core Equity Fund   Investor          100,000,000        $1,000,000
                                 Institutional      50,000,000           500,000
                                 A                  10,000,000           100,000
                                 B                  10,000,000           100,000
                                 C                  10,000,000           100,000
                                 R                  10,000,000           100,000

     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused this Certificate of Correction to the Articles Supplementary to be signed and  acknowledged  in its  name and on its  behalf  by its  Vice  President  and attested to by its Secretary on this 19th day of October, 2006.

                                           AMERICAN CENTURY QUANTITATIVE
                                                EQUITY FUNDS, INC.

ATTEST:

/s/ Otis H. Cowan                          /s/ David H. Reinmiller
---------------------------------          -----------------------------------
Name:   Otis H. Cowan                      Name:   David H. Reinmiller
Title:  Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,   INC.,  who  executed  on  behalf  of  said  Corporation  the  foregoing
Certificate of Correction to the Articles Supplementary to the Charter, of which this  certificate  is made a part,  hereby  acknowledges,  in the name of and on behalf of said  Corporation,  the  foregoing  Certificate  of  Correction to the
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  October 19, 2006                 /s/ David H. Reinmiller
                                         ---------------------------------------
                                         David H. Reinmiller